EXHIBIT 10.31
                                   DEAL TERMS
                    MEDIA FUNDING AND SERVICING FEE AGREEMENT

           This Media Funding and Servicing Fee Agreement (the "Agreement") is entered into by and between Media Funding Corporation ("Corporation") and NATIONAL BOSTON MEDICAL, INC.
("Client") as of JANUARY 18th, 1999.

1. DEFINITIONS: As used herein, the following terms have the following respective meaning:

           (a) "Credit Card Processing Company" shall mean 1st USA PAYMENTECH;

           (b) "Fulfillment Company" shall mean the fulfillment company selected by Client to ship and process all orders for Produce which initially shall be ASW LOGISTICS;

           (c) "Gross Media Billings" shall mean all media costs charged by any broadcast or cable entity to advertisers, including the media agency feel;

           (d) "Gross Revenues" shall mean all monies collected or processed from any source in connection with the sale of Products from the exhibition of the Show;

           (e) "Inbound Telemarketing Service" shall mean AFTERMARKET AND CO. which is the Client's selected Inbound telemarketing Service;

           (f) "Media Agency" shall mean MAXIMUM COVERAGE MEDIA which is the Client's selected Media Agency;

           (g) "Media Funding Servicing Fee" shall mean five percent (5%) of the Gross Media Billings paid to Corporation deducted from revenues produced by the How,

           (h) "Product" or "Products" shall mean any and all products featured in the Show, manufactured for sale to end users or sold in connection with the Show produced by Client covered by this Agreement. Any variation in the manufacture of the Products in the Show sold under the same tradename or trademark as the Products in the Show shall also be Products which are subject to this Agreement.

           (i) "Reserve Account" shall mean funds that Client agrees Corporation may deduct and retain from Gross Revenues after payment for all media purchases in an amount not to exceed two and one-half percent (2.5%) of Gross Revenues up to a maximum retention of one (1) week's media purchases. The Reserve Account shall be deposited into an interest bearing account at an FDIC insured bank. The Reserve Account may be applied only as set forth in paragraph 5(c) of the Standard Terms and Conditions;

           (j) "Show" shall mean an original direct response television commercial of whatever length produced by Client, describing and promoting any of the Products for direct response advertising purposes, called "BACKSTROKE MASSAGER";
           (k) "Territory" shall mean the entire world; and

           (l) "Test Results" shall mean all of the data available in connection with Client's test marketing


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of the Show,  which shall be  provided to  Corporation  upon  execution  of this
Agreement or immediately upon completion of the test marketing if not available upon execution of this Agreement. Currently Corporation considers Test Results over a 1.7 to 1 MER to be satisfactory.

2. TERM. One (1) year from date (the "Initial Term"). Unless this Agreement is sooner terminated, this Agreement shall automatically be extended for consecutive one (1) year periods (each a "Renewal Term") commencing after the end of the Initial Term. The Initial Term and any Renewal Terms shall be collectively referred to as the "Term."

3.     COMPENSATION.

           (a)  In   consideration  of   Corporation's   agreements   hereunder,
Corporation shall receive the Media Funding Servicing Fee for media purchases and for the purchase of all guaranteed run of scheduled media time; and

           (b) Corporation shall receive no consideration in connection with any monies paid to the media Agency for the purchase of pre-inquiry time.

4.     CLIENT'S MATERIAL OBLIGATIONS

           (a) CLIENT MAY NOT CHANGE ITS CREDIT CARD PROCESSING COMPANY or enter into an agreement with any other credit card processing company without Corporation's prior written approval for the Show.

           (b) CLIENT MAY NOT CHANGE ITS FULFILLMENT COMPANY or enter into an agreement with any other fulfillment company without Corporation's prior written approval for the Show.

           (c) CLIENT MAY NOT CHANGE ITS MEDIA AGENCY COMPANY or enter into an agreement with any other media agency company without Corporation's prior written approval for the Show.

           (d) CLIENT MAY NOT CHANGE ITS INBOUND TELEMARKETING SERVICE COMPANY or enter into an agreement with any other inbound telemarketing service company without Corporation's prior written approval for the Show.

           (e) A breach by Client of the provisions of this paragraph shall constitute a material breach of this Agreement. In the event of any such material breach, in addition to any and all other rights or remedies available to Corporation whether at low or in equity, Corporation may do any of the following: (i) seek injunctive relief to enjoin the irreparable injury to be caused to Corporation in whatever form and whatever forum Corporation deemed appropriate; (ii) deduct from the Reserve Account such amount as Corporation deems appropriate to reimburse Corporation for any and all reasonable expenses incurred as a result of Client's breach of this paragraph; and (iii) pursue such other remedy or action as Corporation chooses.

           5. STANDARD TERMS. Attached hereto and incorporated by reference herein are the Standard Terms and Conditions which are made a part and parcel of this Agreement



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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the date and year first above written.

     "Corporation"
                                 MEDIA FUNDING CORPORATION

                                 By: /s/ Peter Bieler
                                 -------------------------------
                                 PETER BIELER, President

       "Client"
                                 NATIONAL BOSTON MEDICAL, INC.

                                 By: /s/ Daniel J. Hoyng
                                 ------------------------------
                                   DAN HOYNG, President




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                          STANDARD TERMS AND CONDITIONS

     1. MEDIA PURCHASES.

     (a) Corporation and Client shall designate in writing a mutually acceptable Media Agency which will provide its services to Client. Client shall be solely responsible for all communications of any kind between Client and Media Agency with respect to all maters relating to media purchases. Client shall arrange for an ongoing open communication between Corporation and media Agency for the purpose of Corporation discussing Client's media buying schedule.

     (b) Client shall consult with Media Agency to develop a media schedule for the total purchases to be made by media Agency on Client's behalf to be paid for by Corporation and shall cause the media schedule to be submitted to Corporation weekly in a timely fashion for written approval by Corporation. All media purchases must be pre-approved by Corporation in writing. Client agrees that during the Term of this Agreement, Client shall not arrange for the airing of the Show with any other media agency or representative, without Corporation's prior written consent.

     (c) Client, at no cost to Corporation, shall cause to be delivered all necessary copies of Client's Show to broadcast entities or Corporation's designee, at least three (3) weeks prior to scheduled air date in whatever format Media Agency advises Client is required. Corporation shall not be responsible for the return of Show copies to Client.

     (d) Client shall cause Media Agency to provide Corporation with standard reports in a timely fashion.

     (e) Corporation shall be responsible for all Corporation-approved media advances and media commitments made on behalf of Client through the Media Agency subject to the terms and conditions contained herein.

     (f) Client agrees to execute a letter directing the Media Agency to comply with the terms of this paragraph.

     2. FULFILLMENT. Client shall cause the Fulfillment Company to furnish Corporation with a weekly inventory report on inventory "ready shipment" at fulfillment Company's shipping location. Client hereby grants Corporation the right to verify inventory levels with Fulfillment Company. If Client fails to maintain sufficient inventory, Corporation shall have the right but not the obligation to cause to be manufactured sufficient inventory at Client's sole cost and expense. In connection therewith, Client agrees to execute a letter directing the Fulfillment Company to comply with the terms of this paragraph.

     3. TELEMARKETING. Client shall cause the Inbound Telemarketing Company to provide Corporation with all standard daily and weekly reports generated in a timely fashion. Client agrees to pay Inbound Telemarketing Company charges in a timely fashion. If Inbound Telemarketing Company disrupts service due to non-payment, Corporation may elect to pay Inbound Telemarketing Company to continue service, and deduct any monies so paid from Gross Revenues. Client agrees to execute a letter directing the Inbound Telemarketing Company to comply with the terms of this paragraph.

     4. ROLL-OUT. Corporation shall not be required to fund the media roll-out of the Show if Corporation determines that:


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     (a) In Corporation's sole discretion,  or upon advice of counsel,  the risk of airing the Show is unacceptable;

     (b) Client, in Corporation's opinion, cannot manufacture or deliver sufficient quantities of Product in relation to media time purchased;

     (c) Client's relationships with its service vendors such as its inbound telemarketer, Fulfillment Company and Product manufacturer are unacceptable to Corporation;

     (d) Client's right to sell the Product is in question;

     (e) The Test Results are unsatisfactory; or

     (f) Client is in material breach of this Agreement.

     5. PAYMENT INSTRUCTIONS

     (a) Client hereby authorizes the Credit Card Processing Company to withhold from Client and pay directly to Corporation all of the following:

          (i) all monies paid or owed by Corporation to any third party for Gross Billings including Media Agency fees;

          (ii) the Media Funding Servicing Fee;

          (iii) any monies expended by Corporation to manufacture inventory of the Product so as to insure sufficient inventory at Fulfillment Company;

          (iv) the Reserve Account which shall be liquidated within one hundred and twenty (120) days after the Term; and

     (b) When Corporation funds media, it shall invoice Client and send a copy of much invoice to the Credit Card Processing Company. The invoice will match the face value of the check written to the Media Agency (including media agency commission), plus the Media Funding Servicing Fee. The invoice is due and payable by the Credit Card processing Company from Gross Revenues on the Thursday of the broadcast week during which the media time is scheduled to run. Client agrees to execute a letter directing the Credit Card Processing Company tom comply with the terms of this paragraph.

          (i) the invoice will not reflect any servicing charge by Corporation for per- inquiry media; and

          (ii) the amounts billed by the Media Agency for the purchase of guaranteed run of schedule time will be billed and be payable in the week following the week in which the time runs.

     (c) Except as otherwise set forth in this Agreement, Client shall have not obligation to Corporation for payment of any monies due Corporation as set forth in paragraph 5(a)(i) through (iv) above, unless there is insufficient monies collected by the Credit Card Processing Company as a result of either (i) returns of the Product in excess of ten percent (10%) of sales; (ii) failure or refusal of the Credit Card processing Company to pay Corporation; or


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(iii) failure of Client or Fulfillment Company to fill orders received,  for any reason. In such event, Corporation may apply any monies held in the Reserve Account, and Client shall reimburse Corporation for any media costs paid for by MFC and not yet recouped. In addition, MFC shall be entitled to recoup any and all expenses including, but not limited to, attorneys' fees incurred as a result of any failure by Client to promptly pay to MFC monies which become due as a result of this paragraph.

     6. WARRANTIES AND REPRESENTATIONS OF CLIENT. Client represents and warrants to Corporation as follows:

     (a) Client is a CORPORATION, duly organized, valid existing and in good standing under the laws of the state of NEVADA. Client has full power to carry on its business as it is now conducted, and to own and sell the Product under state and federal law;

     (b) The execution and delivery of this Agreement and the consummation that transactions contemplated hereby do not conflict with, or result in a breach of, or constitute a default under any agreement to which Client is currently a party;

     (c) Client has good and marketable title to the Product and the right to sell the Product bearing any tradenames or trademarks contained thereon, free and clear of all liens, leases, pledges, claims, charges, conditions or encumbrances of any kind or nature, except for the security interest granted to Corporation in this Agreement;

     (d) There are no claims, lawsuits, actions or proceedings pending, or threatened against Client which could adversely affect the Product or the rights granted to Corporation hereunder or the transactions contemplated by this Agreement;

     (e) The Products are merchantable, suitable and fit for the use for which each was intended. Client is not aware of any defects or potential harm to users. Client is not aware of any claims which have been made in connection with the safety of the Products. Client has complied with all federal, state or other laws, rules and regulations in respect of the development, manufacture, testing and packaging of the Product, including without limitation consumer protection laws and rules and regulations of the food and drug administration or any other agency having jurisdiction.

     (f) Client has the full right and title to use and exploit the Show and Client will not cause any claims or litigation with respect thereto, concerning or purporting to adversely affect the show;

     (g) No consent of any third party or any state or federal governmental agency is required to be obtained by Client in order to consummate the transaction contemplated by this Agreement or to enable Client to perform Client's obligations hereunder;

     (h) Client will be able to manufacture or cause to be manufactured an adequate supply of the Products to be sold pursuant to the Show;

     (i) All credit sales of the Products will be made through a single merchant account with the authorized Credit Card Processing Company; and

     (j) Client or its manufacturer has purchased and shall at Client's sole cost and expense maintain during the Term product liability insurance with


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limits of not less than $1,000,000/3,000,000 covering Client and Client's agents
against  product  liability  or  defects.   Siad  insurance  policy  shall  name
Corporation and each of Corporation's shareholders, officers and directors as an additional insured and Corporation shall be provided with an appropriate insurance certificate to that effect. Said insurance policy should also provide that it may not be canceled without thirty (30) days prior written notice to Corporation.

     7. WARRANTIES AND REPRESENTATIONS OF CORPORATION. Corporation represents and warrants to Client as follows:

     (a) Corporation is a corporation, duly organized, valid existing and in good standing under the laws of the state of California. Corporation has full power to carry on its business as it is now conducted under state and federal law.

     (b) The execution and delivery of this Agreement and the consummation that transactions contemplated hereby do not conflict with, or result in a breach of, or constitute a default under any agreement to which Corporation is currently a party;

     (c) There are no claims, lawsuits, actions or proceedings pending, or threatened against Corporation which could materially adversely affect the transactions contemplated by this Agreement; and

     (d) No consent of any third party or any state or federal governmental agency is required to be obtained by Corporation in order to consummate the transaction contemplated by this Agreement or to enable Corporation to perform Corporation's obligations hereunder.

     8. EXCLUSIVITY.

     (a) Subject to all of the terms and conditions of this Agreement, Client agrees that during the Term the Show will not be broadcast on television except pursuant to the terms of this Agreement;

     (b) During the Term of this Agreement, neither Client nor its principles or affiliates, without the expressed written permission of Corporation, shall engage any other media company, media buyer or television station or participate, directly or indirectly in the airing of the Show with anyone other than Corporation or its designated representative.

     (c) This Agreement shall remain in effect if Client decides to alter or substantially change the Show as long as the Product offered in the new show is the same or substantially the same Product as offered in the Show.

     9. EVENT OF DEFAULT. For purposes of this Agreement, "Event of Default" means each of the following:

     (a) Either party breaches any material term, covenant, agreement, warranty or obligation set forth in this Agreement and the defaulting party fails to cure such breach within five (5) days after being notified in writing of such breach;

     (b) Client has changed or attempted to change any or all of Client's vendor services without Corporation's prior written approval of the change, or


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Corporation's lack of approval of a proposed new vendor service;

     (c) Any representation made by either party in this Agreement proves to have been incorrect in any material respect at the time made, or any such representation later becomes incorrect in any material way;

     (d) This Agreement is terminated pursuant to subparagraphs (i), (ii), (iii) of paragraph 11(a) or paragraph 11(b) below;

     (e) Corporation no longer has a first priority perfected security interest in any part of the Collateral;

     (f) Client is adjudged bankrupt by any court of competent jurisdiction, or Client files for bankruptcy protection or an involuntary bankruptcy proceeding is brought against Client and such proceeding is not dismissed within thirty days; and

     (g) A court of competent jurisdiction, by issuing any injunction or restraining order or by any other means, prohibits or materially restricts Client from selling the Product.

     10. SECURITY INTEREST. Attached hereto as Exhibit "A" and incorporated by reference herein is the terms of the security interest to be granted to Corporation by Client.

     11. TERMINATION.

     (a) Corporation may terminate this Agreement as follows:

          (i) Corporation give written notice to Client that Corporation does not intend to air the Show;

          (ii) An Event of Default has occurred;

          (iii) Client violates the terms of paragraph 4 of the Deal Terms;

          (iv) Corporation gives written notice to Client that Corporation desires to terminate this Agreement because Client has; (i) failed to ship its Product to its telemarketing customer within fourteen (14) days of Client's merchant bank approval of the order, (ii) failed to maintain an adequate supply of the Product at the Fulfillment Company, or (iii) the level of chargebacks and returns of the Product exceed ten percent (10%);

          (v) Client gives written notice to Corporation that Client does not intend to continue to air the Show, provided, however, that in the event that subsequent to such written notice, Client changes its decision and intends to air the Show, Corporation shall have the right to reinstate this Agreement and the Term shall be the unexpired Term remaining as of the date Corporation first elected to terminate the Agreement after receipt of Client's written notice that Client did not intend to air the Show.

          (vi) Either party gives written notice within thirty (30) days prior to the end of the Initial term, or any Renewal Term, as the case may be, that effective as of the end of the Initial Term, or any Renewal Term,


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     this Agreement is to be terminated.  In the event of any termination as set forth above, Client shall remain obligated to comply with all of its payment obligations until such time as Corporation has received all amounts due Corporation for the services rendered during the Term. Corporation's right to terminate this Agreement shall be in addition to any of Corporation's legal and equitable rights or remedies which shall be cumulative.

     (b) Client shall have the right to terminate this Agreement if Client gives written notice to Corporation that Corporation has materially breached this Agreement and the parties cannot mutually resolve the issue which is the subject of the alleged material breach within ten (10) days of the date on which said notice is received by Corporation. If such resolution does not occur, then the effective date of such termination shall be the third day after the end of the ten-day period.

     12. REPORTS.

     (a) Client hereby authorizes Client's inbound telemarketing company, Media Agency, Credit Card Processing Company, Client's check cashing and Fulfillment Company to release to Corporation in a timely manner all information necessary for Corporation to monitor the sale and stocking of the Products, including without limitation, inbound orders (broken down by airing), daily inventory reported from the Fulfillment Company and credit card chargebacks by the Credit Card Processing Company.

     (b) Client agrees to notify Corporation of any litigation filed against Client by any third party in connection with the Product or Show. Such notice shall be provided to Corporation as soon as possible, but in any event, within ten (10) days after Client receives notice of the litigation. Concurrently with such notice, Client shall provide Corporation with a copy of the complaint filed, a summary of the facts and circumstances relating to the litigation, and the name, address, and telephone number of the attorney retained to represent Client in connection with the matter.

     13. TAXES. Each party shall be responsible for all of its own Federal, State and local taxes of any kind or nature whatsoever.

     14. INDEPENDENT PARTIES. Each of Corporation and Client are dealing with the other as independent contractors. This Agreement does not create, nor as it intended to create, a joint venture or partnership between the parties hereto.

     15. CONFIDENTIALITY. Corporation and Client each agree to hold the terms and provisions of this Agreement and all information received form the other party hereto in confidence; provided that, this provision shall not apply with respect to information which becomes generally available to the public other than as a result of disclosure by the party hereto that is required to keep such information confidential or is information where disclosure is required by applicable federal or state law or by court order.

     16. INDEMNIFICATIONS.

     (a) As used herein, the following terms shall have the following meanings:

          (i) "Corporation's Group" shall mean Corporation, its subsidiary and affiliated companies, its officers, directors, employee and shareholders, and its successors and assigns, and each


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of them.

          (ii) "Client's Group" shall mean Client, its subsidiary and affiliated companies, its officers, directors, employees and shareholders, and its successors and assigns, and each of them.

     (b) Corporation shall indemnify and hold harmless Client's Group from and against any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Client's Group arising from or relating to
(i) any breach of any representation, warranty, covenant or agreement made by Corporation in this Agreement, or in any certificate, instrument or agreement delivered by Corporation's Group pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, or any facts or circumstances constituting such breach, (ii) the execution, delivery or performance of this Agreement by Corporation, and (iii) all reasonable costs and expenses (including, without limitation, reasonable attorneys, accountants' and other professional fees and expenses) incurred by the Client's group in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against hereunder.

     (c) Client shall indemnify and hold harmless Corporation's Group from and against any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Client's Group arising out of or relating to
(i) any material breach of any representation, warranty, covenant or agreement made by Client in this Agreement, or in any certificate, instrument or agreement delivered by Client's Group pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby or any facts or circumstances constituting such breach, (ii) the execution, delivery or performance of this Agreement, (iii) the use and operation of any Product of Client's, including without limitation, damage to persons, property, or the environment, (iv) the production or broadcast of the Show, and (v) all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by Corporation's Group, in connection with any action, suit, proceeding, demand, assessment of judgment incident to any of the matters indemnified against hereunder.

     (d) The person(s) seeking indemnity under paragraph (b) or (c) of this Section, as the case may be (hereinafter referred to as the "Indemnitee") shall give written notice to the persons and/or entities from whom or which such indemnity is sought hereunder (each and all of such persons and entities being hereinafter referred to as the "Indemnitor") of any assertion of liability by a third party which might give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity contained herein, stating the nature and basis of said assertion and the amount thereof, to the extent known.

     The defense of any suit, action, legal or administrative proceeding that may be threatened, brought or instituted against any Indemnitee on account of any matter which is or may be the subject to the indemnity provided for herein shall be conducted at the sole expense of Indemnitor by legal counsel unilaterally selected and approved by the Indemnitee.

     The Indemnitee shall be kept fully informed of such action, suit or proceeding at all stages thereof. The Indemnitor shall not make any settlement of any claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, provided that if Indemnitor fails to undertake the defense of such action, suit, or proceeding, then Indemnitee may settle such claim on such terms as the Indemnitee elects and Indemnitor shall be deemed to have approved such settlement.

     (e) The remedies provided for in this Section shall be cumulative and shall



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not preclude  assertion by the  Indemnitee of any other rights or the seeking of any other remedies against the Indemnitor.

     (f) The provisions of this Section shall survive the termination of this Agreement.

     17. NOTICES. All notices, statements or demands shall be in writing and shall be serve din person, by express mail, by certified mail, by private overnight delivery or by electronic transmission with a follow up copy by regular mail.

           Any notice or demand to Corporation shall be given to:

                     Media Funding Corporation
                     6255 Sunset Boulevard
                     20th Floor
                     Los Angeles, California 90028
                     FAX: (323) 465-8172

           Any notice or demand to Client shall be given to:

                     National Boston Medical, Inc.
                     43 Taunton Green
                     Taunton, MA 02780
                     FAX: (508) 880-5208

     18. MISCELLANEOUS.

     (a) In addition to the provisions specifically referred to herein, the provisions of Section 6 and 15 shall also survive the fulfillment of the parties' other obligations pursuant to this Agreement and/or termination of this Agreement for any reason.

     (b) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made within that State. Jurisdiction shall be in California.

     (c) This Agreement with all of its attachments and exhibits constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior letters and agreements with respect to the subject matter hereof. Except as otherwise provided herein, this Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by each of the parties hereto.

     (d) If any provision of this Agreement, as applied to any part or to any circumstances, shall be finally determined by a court to be void or unenforceable, the same shall be stricken from this Agreement and shall in no way affect any other provisions of this Agreement or the validity or enforceability of this Agreement.

     (e) The waiver by any party to this Agreement of the breach of any provision of this Agreement by the other part shall not operate or be construed as a waiver of any subsequent breach by the other party.

     (f) The paragraph headings contained in this Agreement are for convenient reference only and shall not affect the construction of any provision of this Agreement.

     (g) Any controversy or claim arising out of, or relating to, this Agreement, the breach thereof, or the validity of this arbitration provision, shall be settled by binding arbitration in Los Angeles County in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Nothing contained herein shall prevent any party from (i) seeking and obtaining equitable relief, including but not limited to, prohibitory and mandatory injunctions, specific performance, or extraordinary writs, nor (iii) prevent a party from filing legal action to compel arbitration under the provisions hereof, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument.

                              END OF STANDARD TERMS

                                   EXHIBIT "A"
                                SECURITY INTEREST

           1. In consideration of the promises, covenants and agreements given or to be given to Client by Corporation under the Agreement, Client hereby conveys, assigns, transfers and grants to Corporation a security interest in all of Client's present and hereafter acquired right, title and interest in and to the collateral (as hereinafter defined), for the purpose of securing the prompt payment in full, in immediately available funds, and the full performance of, each and every obligation, debt, liability, covenant, commitment, duty and agreement of Client contained in or in any way arising under, connected with or evidenced by the Agreement, whether now existing or hereafter arising, whether incurred voluntarily or involuntarily, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, whether or not from time to time decreased or extinguished and later increased, created or incurred, and irrespective of whether sounding in contract or otherwise.

           2. Should an Event of Default occur, Corporation shall have, in addition to all other rights and remedies that Corporation may have at low or in equity, or under any other document or agreement executed by Client in favor of Corporation, and all rights and remedies of a secured party under the California Commercial Code, which rights and remedies of Corporation shall be cumulative and non-exclusive.

           3. For the purpose of perfecting the security interest created under these provisions, Client shall execute and deliver on demand such endorsements, consents, financing statements and other instruments, documents and writings as Corporation may request or require, in its sole and absolute discretion, in order to impose, perfect or to continue the perfection or the first priority of the security interest created under these provisions, including, without limitation, a UCC-1 financing statement.

           4. Effective upon the occurrence of any Event of Default which Client fails to remedy within ten (10) days after receipt of written notice of such default, Client irrevocably appoints Corporation as its attorney-in-fact, with full power of substitution, to do all acts necessary or incident to the powers granted to Corporation under these provisions, as fully as Client may, including without limitation, the execution and recordation of any claim of lien on behalf of and in the name of Client.

           5. The security interest created pursuant to these provisions shall survive the termination of this Agreement, and shall remain in effect until the satisfaction in full of the obligations that such security interest secure, as described in subparagraph (a) of these provisions.

           6. For purposes of this Agreement, "Collateral" means, collectively, the Products and all proceeds and products of the Products, including, but not limited to, the following (i) all of the proceeds from the sale of the Products collected by Credit Card processing Company; (ii) all monies held by Media Agency for the purchase of time; (iii) all refunds received by media Agency in connection with the purchase of time; (iv) all products for direct response sale held by Fulfillment Company; and (v) the Show for the purpose of airing the Show pursuant to this Agreement.